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EXHIBIT 21--SUBSIDIARIES OF VOLUNTEER CAPITAL CORPORATION



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
                                            STATE OF                      NAME UNDER WHICH
SUBSIDIARY                               INCORPORATION                    BUSINESS IS DONE
- ----------                               -------------                   -----------------
VCE Restaurants, Inc.                    Tennessee                     Wendy's Old Fashioned Hamburgers

Total Quality Management, Inc.           Tennessee                     J. Alexander's Restaurant

M & W Management Corporation             Kansas                        J. Alexander's Restaurant
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